Exhibit 10.1

PURCHASE AND SALE AGREEMENT

By and between

STEELHEAD DEVELOPMENT COMPANY, LLC

and

ACIN LLC

May 31, 2005

EXHIBITS

Exhibit A Steelhead Area of Interest Map

Exhibit A-1 Steelhead Area of Interest Map showing Leased Premises A
Exhibit A-2 Steelhead Area of Interest Map showing Leased Premises B
Exhibit A-3 Steelhead Area of Interest Map showing Leased Premises C

Exhibit B Form of Special Warranty Deed (Coal Reserves)

Exhibit B-1 Legal Description of Coal Reserves to be Conveyed at First Closing
Exhibit B-2 Legal Description of Coal Reserves to be Conveyed at Second Closing
Exhibit B-3 Legal Description of Coal Reserves to be Conveyed at Third Closing

Exhibit C Form of Bill of Sale
Exhibit D Form of Coal Mining Lease Agreement
Exhibit E Form of Assignment of Coal Mining Lease Agreement

SCHEDULES

Schedule 4.1(b) Title Matters
Schedule 4.1(c) Adverse Claims
Schedule 4.1(d) Litigation

PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of May 31, 2005 is by and among STEELHEAD DEVELOPMENT COMPANY, LLC a Delaware limited liability company (“Seller”) and ACIN LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS

     WHEREAS, Seller owns, controls and will hereafter acquire coal reserves within the Area of Interest as shown on the map attached as Exhibit A hereto (“Area of Interest”) in Williamson and Franklin Counties, Illinois, and

     WHEREAS, Seller, prior to the Closings (as herein defined) will lease the coal reserves it owns and other coal reserves which it controls or will hereafter acquire within the Area of Interest to Williamson Energy, LLC (“Williamson”) pursuant to three Coal Mining Lease Agreements in the form attached hereto as Exhibit D (each a “Coal Mining Lease Agreement” and collectively “Coal Mining Lease Agreements”), and

     WHEREAS, this Agreement contemplates a series of transactions in which (a) Buyer will purchase Seller’s right, title and interest in and to the coal reserves in the No. 5 and No. 6 Seams of coal owned by Seller together with any and all rights to mine and remove said seams within the Area of Interest; (b) Seller will, simultaneously with each purchase, assign to Buyer its interest in and to each of the three Coal Mining Lease Agreements; and (c) Buyer will receive royalty payments from Williamson relating to coal reserves now owned, leased or hereafter acquired in any manner by the Seller or its Affiliates within the Area of Interest, all in return for the consideration specified herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

DEFINITIONS

     Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement shall have the following meanings:

     “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys’ fees and expenses, but excluding lost profits, punitive, exemplary, special or consequential damages.

     “Affiliate” means, with respect to any specified Person, any other person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     “Agreement” has the meaning set forth in the preface.

     “Assets” means, collectively, Assets-1, Assets-2 and Assets-3.

     “Assets-1” has the meaning set forth in Section 1.1.

     “Assets-2” has the meaning set forth in Section 2.1.

     “Assets-3” has the meaning set forth in Section 3.1.

     “Buyer” has the meaning set forth in the preface.

     “Closings” means, collectively, the First Closing, the Second Closing and the Third Closing.

     “Code” means the Internal Revenue Code of 1986, as amended, or any successor Law.

     “Confidentiality Agreement” means the Confidentiality Agreement between WPP LLC and Steelhead Development, LLC dated October 8, 2004.

     “Encumbrance” means any mortgage, pledge, lien, encumbrance, servitude, restriction, easement, right-of-way, charge, other security interest including any and all coal or mineral leases or surface leases on any Assets and including rights or obligations under any collective bargaining agreement.

     “First Purchase Price” has the meaning set forth in Section 1.2.

     “Governmental Authority” means the United States and any state, county, city or other political subdivision, agency, court or instrumentality.

     “Laws” means any statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Governmental Authority.

     “Leased Premises” means that property leased by Seller to Williamson pursuant to the Coal Mining Lease Agreements.

     “Liability Cap” means 20% of the Purchase Price paid in accordance with Sections 1.2, 2.2 and 3.2, collectively.

     “Ordinary Course of Business” means the ordinary course of business in all material respects consistent with the affected party’s past custom and practice (including with respect to quantity and frequency).

     “Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

     “Party” and “Parties” have the meanings set forth in the preface.

     “Person” means an individual or entity, including, without limitation, any corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, or governmental entity (or any department, agency or political subdivision thereof).

     “Purchase Price” means the sum of the First Purchase Price, the Second Purchase Price and the Third Purchase Price.

     “Records” means, collectively, the Records-1, the Records-2 and the Records-3.

     “Second Purchase Price” has the meaning set forth in Section 2.2.

     “Seller” has the meaning set forth in the preface.

     “Tax” or “Taxes” means any state or local ad valorem, real property or personal property tax, including any interest, penalty or addition thereto, whether disputed or not.

     “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     “Third Purchase Price” has the meaning set forth in Section 3.2.

     “Threshold Amount” means 1% of the Purchase Price paid in accordance with Sections 1.2, 2.2 and 3.2, collectively.

     “Williamson” means Williamson Energy, LLC, a Delaware limited liability company and an Affiliate of Seller.

ARTICLE I

PURCHASE AND SALE OF ASSETS — 1

     1.1 Description of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all of Seller’s right, title and interest in the following (all of which are collectively referred to as the “Assets-1”):

          (a) Approximately 13,659.71 acres of coal reserves together with any and all rights to mine and remove same located in Williamson and Franklin Counties, Illinois, a description of which is attached hereto as Exhibit B-1.

          (b) All records in the possession of Seller pertaining to the Coal Reserves and other property shown on Exhibit A-1, including without limitation, all maps, files, reserve information and other similar materials (the “Records-1”).

          (c) An Assignment of the Coal Mining Lease Agreement in the form attached as Exhibit E (“Assignment”), which assigns to Buyer a Coal Mining Lease Agreement that relates to the portion of the Area of Interest shown on Exhibit A-1.

     1.2 Purchase Price. In consideration for the Assets-1, Buyer agrees to pay to Seller $35,000,000 (the “First Purchase Price”).

     1.3 The First Closing. The closing of the transactions contemplated by this Article I (the “First Closing”) shall occur upon the later of (i) July 1, 2005 and (ii) fifteen days after the date that Seller has given notice pursuant to Section 12.4 that all of the conditions in Section 6.1(d) that all of the conditions in Article VI have been met. The First Closing will take place in person with delivery of original documents or via facsimile delivery of documents and receipt of documents previously sent by overnight courier service, if any.

     1.4 Deliveries at the First Closing. At the First Closing:

          (a) Seller will execute and deliver to the Buyer one or more special warranty deeds substantially in the form attached as Exhibit B that are necessary to convey the property described in Exhibit B-1, together with any transfer tax declarations required by applicable law.

          (b) Seller will execute and deliver the Bill of Sale in substantially the form of Exhibit C (the “Bill of Sale”) transferring to Buyer title to the Records-1.

          (c) Seller will execute and deliver to Buyer an Assignment.

          (d) Buyer will deliver the First Purchase Price to Seller.

ARTICLE II
PURCHASE AND SALE OF ASSETS — 2

     2.1 Description of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all of Seller’s right, title and interest in the following (all of which are collectively referred to as the “Assets-2”):

          (a) Approximately 2,515.25 acres of coal reserves together with any and all rights to mine and remove same located in Williamson and Franklin Counties, Illinois a description of which is attached hereto as Exhibit B-2.

          (b) All records in the possession of Seller pertaining to the Coal Reserves and other property shown on Exhibit A-2, including without limitation, all maps, files, reserve information and other similar materials pertaining to the Assets-2 (the “Records-2”).

          (c) An Assignment of Coal Mining Lease Agreement which assigns to Buyer a Coal Mining Lease Agreement that relates to the portion of the Area of Interest shown on Exhibit A-2.

     2.2 Purchase Price. In consideration for the Assets-2, Buyer agrees to pay to Seller $35,000,000 (the “Second Purchase Price”).

     2.3 The Second Closing. The closing of the transactions contemplated by this Article II (the “Second Closing”) shall occur upon the later of (i) January 10, 2006 and (ii) fifteen days from the date that Seller has given notice pursuant to Section 12.4 that all of the conditions in Section 7.1(b) have been met. The Second Closing will take place in person with delivery of original documents or via facsimile delivery of documents and receipt of documents previously sent by overnight courier service, if any.

     2.4 Deliveries at the Second Closing. At the Second Closing:

          (a) Seller will execute and deliver to the Buyer one or more special warranty deeds substantially in the form attached as Exhibit B that are necessary to convey the property described in Exhibit B-2, together with any transfer tax declarations required by applicable law.

          (b) Seller will execute and deliver to Buyer the Bill of Sale transferring to Buyer title to the Records-2.

          (c) Seller will execute and deliver to Buyer an Assignment.

          (d) Buyer will deliver the Second Purchase Price to Seller.

ARTICLE III
PURCHASE AND SALE OF ASSETS — 3

     3.1 Description of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all of Seller’s right, title and interest in the following (all of which are collectively referred to as the “Assets-3”).

          (a) Approximately 9,450.40 acres of coal reserves located in Williamson and Franklin Counties, Illinois a description of which is attached hereto as Exhibit B-3.

          (b) All records in the possession of Seller pertaining to the Coal Reserves and other property shown on Exhibit A-3 including without limitation, all maps, files, reserve information and other similar materials pertaining to the Assets-3 (the “Records-3”).

          (c) An Assignment which assigns to Buyer a Coal Mining Lease Agreement that relates to the portion of the Area of Interest shown on Exhibit A-3.

     3.2 Purchase Price. In consideration for the Assets-3, Buyer agrees to pay to Seller $35,000,000 (the “Third Purchase Price”).

     3.3 The Third Closing. The closing of the transactions contemplated by this Agreement (the “Third Closing”) shall occur upon the later of (i) July 1, 2006 and (ii) fifteen days from the date that Seller has given notice pursuant to Section 12.4 that all of the conditions set forth in Section 8.1(b) have been met. The Third Closing will take place in person with delivery of original documents or via facsimile delivery of documents and receipt of documents previously sent by overnight courier service, if any.

     3.4 Deliveries at the Third Closing. At the Third Closing:

          (a) Seller will execute and deliver to the Buyer one or more special warranty deeds substantially in the form attached as Exhibit B that are necessary to convey the property described in Exhibit B-3, together with any transfer tax declarations required by applicable law.

          (b) Seller will execute and deliver the Bill of Sale transferring to Buyer title to the Records-3.

          (c) Seller will execute and deliver to Buyer an Assignment.

          (e) Buyer will deliver the Third Purchase Price to Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

          (a) Organization of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

          (b) Title to the Assets. To the Seller’s knowledge, the Assets are free and clear of all Encumbrances, and the coal leases by which Seller controls coal reserves within Exhibit A are in full force and effect, except as listed and described in Schedule 4.1(b). Seller has delivered or made available to Buyer all material title reports, title insurance policies, title commitments, title opinions and title abstracts relating to the Assets that are in the possession and control of Seller which are all true and accurate except to the extent such inaccuracy would not have a material adverse effect.

          (c) No Adverse Claims. To Seller’s knowledge there are no adverse claims affecting the Assets except those listed in Schedule 4.1(c).

          (d) Litigation. None of the Assets is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or is the subject of any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or is the subject of any pending or, to Seller’s knowledge, threatened claim, demand, or notice of violation or liability from any Person, except where any of the foregoing would not have a material adverse effect and except for those listed and described in Schedule 4.1(d).

          (e) Environmental Matters. With respect to the Assets, to Seller’s knowledge, Seller is in compliance with all applicable federal, state and local laws (including common law) relating to the protection of the environment as in effect on or before the date of this Agreement, except for such instances of noncompliance that do not have a material adverse effect.

     4.2 Representations and Warranties of the Buyer.

          (a) Buyer hereby represents and warrants to Seller that Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer is duly qualified and in good standing to do business in Illinois and has full limited liability company power and authority to execute and deliver this agreement and perform its obligations hereunder.

          (b) Buyer hereby represents and warrants to Seller that Buyer has the financial ability to complete the transactions contemplated herein.

ARTICLE V
PRE-CLOSING COVENANTS

     5.1 Coal Mining Lease Agreement. Prior to the applicable Closing, Seller shall enter into a Coal Mining Lease Agreement with Williamson relating to the relevant portion of the Area of Interest.

     5.2 Satisfaction of Conditions Precedent. From the date of this Agreement until the earlier of each Closing Date or the termination of this Agreement, each Party will use all commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including without limitation the satisfaction of the conditions precedent set forth in Articles VI, VII and VIII.

     5.3 Notices and Consents. From the date of this Agreement until the earlier of each Closing Date or the termination of this Agreement, each of the Parties will give any notices to, make any filings with, and use all commercially reasonable efforts to obtain any authorizations, consents, and approvals of Governmental Authorities.

     5.4 Operation of Business. From the date of this Agreement until the earlier of each Closing Date or the termination of this Agreement, the Seller will not, without the consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business which would adversely impact its ability to consummate the transactions contemplated herein or would impact the ability to mine the coal reserves to be sold to Buyer, hereunder.

     5.5 Access to Information. The Seller will permit representatives of the Buyer to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to the Assets. Any information obtained by the Buyer, its employees, representatives, consultants, attorneys, agents, lenders and other advisors under this Section 5.5 shall be subject to the confidentiality and use restrictions contained in the Confidentiality Agreement.

     5.6 Amendment of Schedules. Each Party agrees that, with respect to the representations and warranties of such Party contained in this Agreement, such Party shall have the continuing obligation until each Closing to supplement or amend the Disclosure Schedules applicable to that Party with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. For the purposes of determining whether the conditions set forth in Articles VI, VII and VIII have been fulfilled, the Disclosure Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto. However, if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be deemed included in the Disclosure Schedule and no Party shall be entitled to make a claim for indemnification under this Agreement with regard to such supplemental information based on the absence of any such supplemental information in the Disclosure Schedule as of the date of this Agreement, pursuant to the terms of this Agreement.

ARTICLE VI
CONDITIONS PRECEDENT TO FIRST CLOSING

     6.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the First Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties of the Seller contained in Section 4.1 shall be true and correct when made and as of the First Closing Date (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date), except to the extent that any failures of such representations and warranties to be so true and correct would not have a material adverse effect;

          (b) the Seller shall have performed and complied with all of its covenants hereunder through the First Closing except to the extent that any failure to perform or comply would not have a material adverse effect;

          (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (d) Seller shall have received from any appropriate Governmental Authority all the necessary permits that will allow it to construct and place into operation a coal mine slope and shaft into the No 6. and No. 5 seam of coal within the Coal Reserves;

          (e) each of Seller and Williamson shall have executed the Coal Mining Lease Agreement relating to the portion of the Area of Interest shown on Exhibit A-1.

          (f) any other approvals of any Governmental Authority required to consummate the transactions contemplated by this Agreement shall have been received;

     The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or before the Closing.

     6.2 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the First Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties of the Buyer contained in Section 4.2 shall be true and correct when made and as of the First Closing Date (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date), except to the extent that any failures of such representations and warranties to be so true and correct would not have a material adverse effect on the Seller;

          (b) the Buyer shall have performed and complied with all of its covenants hereunder through the First Closing except to the extent any failure to perform or comply would not have a material adverse effect on the Seller;

          (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (d) any approvals of a Governmental Authority required to consummate the transactions contemplated by this Agreement shall have been received;

          (e) all third party consents required to effectuate the transaction under this Agreement have been received by the Seller on terms acceptable to it, in its sole discretion; and

     The Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or before the First Closing.

ARTICLE VII
CONDITIONS PRECEDENT TO SECOND CLOSING

     7.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Second Closing is subject to satisfaction of the following conditions:

          (a) the Seller shall have complied with the conditions set forth in Section 6.1 as of the Second Closing Date;

          (b) Seller shall have completed sinking the slope and shaft into the No. 5 seam of coal within the Coal Reserves and shall have purchased and have on site the necessary continuous mining equipment to timely develop the coal mine contemplated within the Coal Reserves;

          (c) each of Seller and Williamson shall have executed the Coal Mining Lease Agreement relating to the portion of the Area of Interest shown on Exhibit A-2.

     The Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or before the Second Closing.

     Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Second Closing is subject to satisfaction of the condition that the Buyer shall have complied with the conditions set forth in Section 6.2 as of the Second Closing Date. The Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or before the Second Closing.

ARTICLE VIII
CONDITIONS PRECEDENT TO THIRD CLOSING

     8.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Third Closing is subject to satisfaction of the following conditions:

          (a) the Seller shall have complied with the conditions set forth in Sections 6.1 and 7.1 as of the Third Closing Date;

          (b) Seller shall have completed construction of the coal preparation plant on surface overlying the Coal Reserves and shall have provided Buyer with evidence that it has entered into a definitive contract to purchase the longwall mining equipment necessary to develop the coal mine contemplated within the Coal Reserves;

          (c) each of Seller and Williamson shall have executed the Coal Mining Lease Agreement relating to the portion of the Area of Interest shown on Exhibit A-3.

     The Buyer may waive any condition specified in this Section 8.1 if it executes a writing so stating at or before the Third Closing.

     8.2 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Third

Closing is subject to satisfaction of the condition that the Buyer shall have complied with the conditions set forth in Sections 6.2 and 7.2 as of the Third Closing Date. The Seller may waive any condition specified in this Section 8.2 if it executes a writing so stating at or before the Third Closing.

ARTICLE IX

POST-CLOSING MATTERS

     9.1 General. In case at any time after the Third Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Parties reasonably may request, all at the sole cost and expense of the requesting Party.

     9.2 Delivery and Retention of Records. On or before 30 days after each Closing Date, Seller will deliver or cause to be delivered to Buyer at its office in Huntington, West Virginia or such other mutually agreeable location, the applicable Records. Seller may retain a copy of the Records to the extent that they relate to the operation of its or its Affiliates’ business.

     9.3 Survival of Representations and Warranties. The representations and warranties contained in Article IV and in any documentation delivered at each Closing shall survive the Third Closing for a period of 2 years after the Third Closing Date.

ARTICLE X
TAX MATTERS

     10.1 Post-Closing Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed any post-closing tax returns with respect to the Assets. Except as set forth in Section 10.3 below, Buyer shall pay (or shall cause to be paid) any Taxes due with respect to such post-closing tax returns.

     10.2 Pre-Closing Tax Returns. Seller shall prepare or cause to be prepared and file or cause to be filed all pre-closing tax returns with respect to the

Assets. Seller shall pay (or cause to be paid) any taxes due with respect to such tax returns.

     10.3 Allocation of Ad Valorem Taxes. Seller shall pay ad valorem real property taxes on the Assets for all times through the applicable Closings and all transfer tax related to this transaction.

ARTICLE XI
INDEMNIFICATION

     11.1 Indemnification Provisions for Benefit of the Buyer

          (a) Seller shall indemnify and hold Buyer harmless from and against any and all Adverse Consequences whatsoever arising out of or resulting from:

               (i) Any breach of warranty or misrepresentation by Seller or the nonperformance of any covenant or obligation to be performed by Seller; and

               (ii) Any liability arising out of the ownership, conduct or operation of the Assets prior to the applicable Closings.

          (b) Limitations of Indemnification. The following limitations shall apply with regard to Seller’s obligations to indemnify Buyer pursuant to this Section 11.1:

               (i) Seller’s liability under this Agreement shall not exceed the Liability Cap. The limitations on Seller’s indemnification obligations set forth in the prior sentence shall not apply to losses resulting from fraud or willful misconduct by Seller.

               (ii) Seller will have no liability under this Agreement, unless and until the aggregate amount exceeds the Threshold Amount; provided, however, once such amount exceeds the Threshold Amount, Buyer will be entitled to recover all amounts to which it is entitled in excess of the Threshold Amount, subject to the limitations set forth in (i) above.

     11.2 Indemnification Provisions for Benefit of Seller.(a) Buyer shall indemnify and hold Seller forever harmless from and against all Adverse Consequences whatsoever arising out of or resulting from:

               (i) any breach of warranty or misrepresentation by Buyer contained herein; or

               (ii) the ownership, conduct or operation of the Assets from and after the applicable Closings.

               (b) Limitations of Indemnification. The following limitations shall apply with regard to Buyer’s obligations to indemnify Seller pursuant to this Section 11.2:

               (i) Buyer’s liability under this Agreement shall not exceed the Liability Cap. The limitations on Buyer’s indemnification obligations set forth in the prior sentence shall not apply to losses resulting from fraud or willful misconduct by Buyer.

               (ii) Buyer will have no liability for any damages unless and until the aggregate amount exceeds the Threshold Amount; provided, however, once such amount exceeds the Threshold Amount, Seller will be entitled to recover all amounts to which it is entitled in excess of the Threshold Amount, subject to the limitations set forth in (i) above.

ARTICLE XII
MISCELLANEOUS

     12.1 Termination. Unless otherwise agreed to by the Parties, and except as provided in Section 9.3, this Agreement shall terminate on June 1, 2008.

     12.2 Succession and Assignment. This Agreement shall be            binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party.

     12.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together will constitute one and the same instrument.

     12.4 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:	ACIN LLC c/o Natural Resource Partners L.P. Suite 300, 1035 Third Avenue Huntington, WV 25727 Attn: Nick Carter Tel: (304) 522-5757 Fax (304) 522 5401

With copy to:	ACIN LLC c/o Natural Resource Partners L.P. Suite 3600 601 Jefferson Street Houston, TX 77002 Attn: Wyatt Hogan Tel: (713) 751-7516 Fax: (713) 751-7517

If to Seller:	Steelhead Development Company, LLC 430 Harper Park Drive Beckley, West Virginia 25801 Attn: Donnie Holcomb Tel: (304) 255-7458 Fax: (304) 255-4908

With copy to:	Brian Glasser Bailey & Glasser LLP 227 Capitol Street Charleston, West Virginia 25301 Tel: (304) 345-6555 Fax: (304) 342-1110

     12.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of West Virginia without giving effect to any choice or conflict of law provision or rule (whether of West Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than West Virginia.

     12.6 Entire Agreement. This Agreement (including the documents referred to in this Agreement) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter of this Agreement. Neither this Agreement nor any amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.

     12.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     12.8 Liquidated Damages. Notwithstanding the provisions of Article XI hereof, in the event the Seller has complied with all conditions set forth in Section 7.1 and Buyer fails to close the Second Closing, the Seller shall be entitled, as its sole remedy, to terminate this Agreement and to receive as liquidated damages the sum of $10,000,000, which shall be credited as an unrecouped minimum royalty under Section 4 of the Coal Mining Lease Agreement and shall be subject to recoupment pursuant thereto. Further, in the event the Seller has complied with all conditions set forth in Section 8.1 and Buyer fails to close the Third Closing, the Seller shall be entitled, as its sole remedy, to terminate this Agreement and to receive as liquidated damages the sum of $5,000,000, which shall be credited as an unrecouped minimum royalty under Section 4 of the Coal Mining Lease Agreement, as amended by the First Amendment to the Coal Mining Lease Agreement, and shall be subject to recoupment pursuant thereto. The parties agree that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the liquidated damages is a reasonable estimate thereof and constitute liquidated damages and not a penalty.

     12.9 Transaction Expenses. Each of Buyer and the Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ACIN LLC, a Delaware limited liability company By: NRP (Operating) LLC, its sole managing member,

By:	/s/ Nick Carter

Title: President and COO

Steelhead Development Company, LLC a Delaware limited liability company

By:	/s/ Donald Holcomb

Title: Manager